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                                                                    EXHIBIT 10.4

                           NEXTERA ENTERPRISES, INC.

                             SUBORDINATION AGREEMENT


        This Agreement, dated as of July 23, 2002, is among Nextera Enterprises, Inc., a Delaware corporation (the "Company"), Knowledge Universe Inc., a Delaware corporation ("Knowledge Universe"), and Knowledge Universe Capital Co. LLC, a Delaware limited liability company ("KU Cap Co"). The parties agree as follows:

        1. Definitions. Certain capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

        "Exchange Debenture" means the debenture in the original principal amount of $21,292,550 dated July 23, 2002, executed by the Company in favor of Knowledge Universe.

        "Junior Creditor" means Knowledge Universe and each other Person becoming a party to this Agreement (or to a subordination agreement in substantially the form of this Agreement) pursuant to Section 9.1.

        "KU Cap Co Debentures" means that certain debenture owed to KU Cap Co by the Company, dated January 5, 1998, evidencing indebtedness in the original principal amount of $24,970,000 (with a current balance of approximately $12,809,094) and that certain debenture owed to KU Cap Co by the Company, dated December 15, 2000, evidencing indebtedness in the original principal amount of $10,000,000 (with a current balance of approximately $11,601,200).

        "Reorganization" means any voluntary or involuntary dissolution, winding-up, liquidation, reorganization by judicial proceedings, bankruptcy, insolvency, receivership, or other statutory or common law proceedings, including any proceeding under the federal Bankruptcy Code or any similar law of any other jurisdiction, involving the Company or any guarantor of the Senior Indebtedness or any of their present or future domestic subsidiaries or any of their respective properties or the readjustment of the respective liabilities of the Company or any such other Person or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Company or any such other Person.

        "Senior Indebtedness" means:

               (i) The obligation to pay the KU Cap Co Debentures;

               (ii) Obligations to pay interest owing under the KU Cap Co Debentures, whether such obligations arise before or after the institution of any Reorganization and whether or not such obligations are allowed claims in such Reorganization; and

               (iii) All renewals, extensions, and refinancings of the items described in clauses (i) and (ii) above.

        "Subordinated Indebtedness" means:

               (a) The principal of and interest on the Exchange Debenture and all other indebtedness of the Company and its subsidiaries to the Junior Creditor; and

               (b) All other obligations of the Company and its subsidiaries to the Junior Creditor with respect to the items in clause (a), whether now existing or hereafter arising, including intercompany advances and any claim against the Company and its subsidiaries in respect of rescission, indemnification, expenses, damages, or otherwise.

        2. Subordination Covenants. Each of the Company and the Junior Creditor covenants that, so long as any part of the Senior Indebtedness is outstanding, each of them will comply with the following provisions:

        3. Subordination. To the extent and in the manner provided in this Agreement, the payment of any Subordinated Indebtedness is and shall be expressly subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness, and the Subordinated Indebtedness is subordinated as a claim against the Company, any of its subsidiaries, any guarantor of the Senior Indebtedness or any of their

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respective assets to the prior payment in full of the Senior Indebtedness, in each case whether such claim is (a) in the ordinary course of business or (b) in the event of any Reorganization.

        4. Restricted Payments. Without the written consent of KU Cap Co, the Company and its subsidiaries will not make, and the Junior Creditor will not accept or receive, any payment of any Subordinated Indebtedness, whether in cash, securities, or other property or by way of conversion, exchange or set-off or otherwise, and no such payment shall become due.

        5. Reorganization. In the event of any Reorganization, all Senior Indebtedness shall first be paid in full before any payment is made on account of any Subordinated Indebtedness. In any proceedings seeking to effect a Reorganization any payment or distribution of any kind or character, whether in cash, property, or securities, which may be payable or deliverable in respect of any such Subordinated Indebtedness shall be paid or delivered directly to KU Cap Co for application to payment of the Senior Indebtedness, unless and until all Senior Indebtedness shall have been paid in full.

        6. Specific Powers in Reorganization. In any proceedings with respect to any Reorganization, the Junior Creditor irrevocably authorizes KU Cap Co:

        7. To prove and enforce any claims on the Subordinated Indebtedness owed by the Company and its subsidiaries to the Junior Creditor;

        8. To vote claims comprising any such Subordinated Indebtedness and to accept or reject on behalf of the Junior Creditor any plan proposed in connection with any such Reorganization;

        9. To accept and execute receipts for any payment or distribution made with respect to any such Subordinated Indebtedness and to apply such payment or distribution to the payment of the Senior Indebtedness; and

        10. To take any action and to execute any instruments necessary to effectuate the foregoing.

        11. Payments Held in Trust. If, notwithstanding the foregoing, any payment or distribution of the assets of the Company or any of its present or future subsidiaries of any kind or character (other than payments permitted by Section 2.2) shall be received, by way of set-off or otherwise, by the Junior Creditor before all Senior Indebtedness is paid in full, such payment or distribution and the amount of any such set-off shall be held in trust by the Junior Creditor and promptly paid over to KU Cap Co (who shall have the right to convert any such assets into cash) for application to the payment of Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

        12. Restrictions on Acceleration. Notwithstanding any contrary provision of any Subordinated Indebtedness or of any agreement or instrument relating thereto, (a) no Subordinated Indebtedness (other than payments permitted by Section 2.2) shall become or be declared to be due and payable prior to the date on which the Senior Indebtedness becomes or is declared to be due and payable and (b) if any Senior Indebtedness shall have become or been declared to be due and payable prior to its stated maturity, the Subordinated Indebtedness shall become immediately due and payable.

        13.    Effect of Provisions; Subrogation.

        14. Effect of Provisions; Relative Rights. The provisions hereof as to subordination are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on one hand and the Junior Creditor on the other hand, and such provisions shall not impair as between the Company and the Junior Creditor the obligation of the Company, which is unconditional and absolute, to pay to the Junior Creditor the principal of any Subordinated Indebtedness owed by the Company to the Junior Creditor and interest thereon, and all other amounts in respect thereof, nor shall any such provisions prevent the Junior Creditor from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Indebtedness upon the occurrence and during the continuance of a default thereunder, except to the extent prohibited by this Agreement.


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            15. Subrogation. When all Senior Indebtedness then outstanding has been paid in full, the Junior Creditor shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company or any of its subsidiaries that would be deemed payable on the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property, or securities to which the Junior Creditor would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Indebtedness by the Junior Creditor, shall, as between the Company or any of its subsidiaries and their creditors other than the holders of Senior Indebtedness, on one hand, and the Junior Creditor, on the other hand, be deemed to be a payment by the Company or any of its subsidiaries to or on account of Senior Indebtedness.

      16. Legend, etc. Each of the Company and the Junior Creditor covenants to cause each instrument or certificate representing or evidencing any of the Subordinated Indebtedness to have affixed upon it a legend substantially as follows:

               "This instrument is subject to the Subordination Agreement dated as of July 23, 2002, as from time to time in effect, among the maker, the payee, and Knowledge Universe Capital Co. LLC, which, among other things, subordinates the obligations of the obligor hereunder to the prior payment of certain obligations of the obligor to the holders of Senior Indebtedness as defined therein."

The Company shall cause any financial statement describing or listing or otherwise reflecting the existence of any Indebtedness included in the Subordinated Indebtedness to indicate clearly the subordinated character thereof.

      17. Further Assurances. Each of the Company and the Junior Creditor covenants to execute and deliver to KU Cap Co such further instruments and to take such further action as KU Cap Co may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

      18. Representations and Warranties. In order to induce KU Cap Co to enter into this Agreement, the Company represents and warrants that:

            19. Organization and Business. The Company is a duly organized and validly existing entity, in good standing under the laws of the jurisdiction of its organization, with all power and authority necessary
      (a) to enter into and perform this Agreement and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Company have been previously delivered to KU Cap Co and are correct and complete.

            20. Authorization and Enforceability. The Company has taken all corporate action required to execute, deliver and perform this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            21. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement, nor the consummation of any transaction referred to in or contemplated by this Agreement, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed, or lease referred to in this Agreement, has constituted or resulted, or will constitute or result, in:

                22. Any breach or termination of the provisions of any
            agreement, instrument, deed or lease to which the Company is a party or by which it is bound, or of the Charter or By-laws of the Company; or

                23. The violation of any law, statute, judgment, decree, or governmental order, rule, or regulation applicable to the Company.

      No approval, authorization, or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company in connection with the execution, delivery, and performance of this Agreement or the transactions contemplated hereby.

            24. Litigation. No litigation, at law or in equity, or any proceeding before any court, board, or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the

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      Company, threatened which may involve any material risk of any final judgment, order, or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any material adverse change in the Company's business, assets, financial condition, income, or prospects or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement. No judgment, decree, or order of any court, board, or other governmental or administrative agency or any arbitrator has been issued against or binds the Company which has resulted, or creates a material risk of resulting, in any material adverse change in the Company's business, assets, financial condition, income, or prospects.

      25. Information Regarding the Company. The Junior Creditor expressly acknowledges and agrees that it has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. The Junior Creditor waives any obligation which may now or hereafter exist on the part of KU Cap Co or any holder of any Senior Indebtedness to inform the Junior Creditor of the risks being undertaken by entering into this Agreement or of any changes in such risks and the Junior Creditor undertakes to keep itself informed of such risks and any changes therein. The Junior Creditor expressly waives (except to the extent prohibited by applicable law which cannot be waived) any duty which may now or hereafter exist on the part of KU Cap Co or any holder of any Senior Indebtedness to disclose to the Junior Creditor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income, or prospects of the Company or its affiliates, properties, or management, whether now or hereafter known by any KU Cap Co. The Junior Creditor represents, warrants, and agrees that it assumes sole responsibility for obtaining from the Company and its affiliates all information concerning and other information as to the Company and its subsidiaries and their respective affiliates, properties, or management or anything relating to any of the above as it deems necessary or desirable.

      26.   Continuing Agreement; Lender Powers; etc.

            27. Continuing Agreement, etc. This Agreement shall be a continuing agreement, shall be irrevocable by the Junior Creditor, and shall remain in full force and effect until the payment in full of the Senior Indebtedness.

            28. No Impairment by Company, KU Cap Co, etc. No right of KU Cap Co or any present or future holder of any Senior Indebtedness shall at any time be prejudiced or impaired by any conduct on the part of the Company, including any noncompliance by the Company with the terms of this Agreement, or by any conduct, in good faith, by KU Cap Co or any such holder, regardless of any knowledge thereof which KU Cap Co or any such holder may have or otherwise be charged with.

            29. Specific Performance. KU Cap Co is authorized to demand specific performance of this Agreement at any time when the Company or the Junior Creditor shall have failed to comply with any provision hereof applicable to it, and each of them irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by KU Cap Co.

      30.   Transfers; Successors and Assigns.

            31. Transfers. The Junior Creditor will not sell, assign, transfer, or otherwise dispose of any Subordinated Indebtedness except to another Person which shall have entered into this Agreement or another agreement with KU Cap Co, in a form satisfactory to KU Cap Co, providing for subordination of such Subordinated Indebtedness to the prior payment of the Senior Indebtedness on the terms provided in this Agreement.

            32. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of KU Cap Co and its successors and assigns and shall be binding upon each of the Company and the Junior Creditor and their respective successors and assigns. The Company and the Junior Creditor may not assign their rights or obligations under this Agreement except to the extent provided in Section 9.1.

      33. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be given if given in writing (including facsimile) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a facsimile by receipt of a confirmation thereof) or
(b) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.


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      If to the Company, to it at 4 Cambridge Center, 3rd Floor, Cambridge,
Massachusetts 02142, to the attention of its chief financial officer.

      If to Knowledge Universe, to it at 844 Moraga Drive, Los Angeles, California 90049, to the attention of Stanley Maron.

      If to Knowledge Universe Capital Co. LLC, to it at 844 Moraga Drive, Los Angeles, California 90049, to the attention of Ralph Finerman.

      34. Venue; Service of Process. Each of the Company, the Junior Creditor, and KU Cap Co:

            35. Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or thereof;

            36. Waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court; and

            37. Consents to service of process in any such proceeding in any manner permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 10 is reasonably calculated to give actual notice.

      38. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF KU CAP CO, THE COMPANY, AND THE JUNIOR CREDITOR WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF KU CAP CO, THE COMPANY, OR THE JUNIOR CREDITOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the Company and the Junior Creditor acknowledges that it has been informed by KU Cap Co that the provisions of this Section 12 constitute a material inducement upon which KU Cap Co has relied, is relying, and will rely in entering into this Agreement, and that it has reviewed the provisions of this
Section 12 with its counsel. KU Cap Co, the Company, or the Junior Creditor may file an original counterpart or a copy of this Section 12 with any court as written evidence of the consent of KU Cap Co, the Company, and the Junior Creditor to the waiver of the right to trial by jury.

      39. General. All covenants, agreements, representations, and warranties made in this Agreement shall be deemed to have been relied on by KU Cap Co, notwithstanding any investigation made by KU Cap Co on its behalf, and shall survive the execution and delivery to KU Cap Co. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter, or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.


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This Agreement shall be governed by and construed in accordance with the laws
(other than the conflict of laws rules) of The Commonwealth of Massachusetts.

        Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first written above.

                                        NEXTERA ENTERPRISES, INC.

                                        By:    /s/ Michael P. Muldowney
                                               ---------------------------------
                                        Title: Chief Financial Officer

                                        KNOWLEDGE UNIVERSE CAPITAL CO. LLC

                                        By:    /s/ Stanley E. Maron
                                               ---------------------------------
                                        Title: Secretary

                                        KNOWLEDGE UNIVERSE INC.

                                        By:    /s/ Stanley E. Maron
                                               ---------------------------------
                                        Title: Secretary